UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 9, 2021
Encompass Health Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Item 7.01. Regulation FD Disclosure.

Subsequent to its earnings release for the fourth quarter of 2020, Encompass Health Corporation (“Encompass Health” or the “Company”) assembled an Investor Reference Book, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference (the “Investor Reference Book”). The Investor Reference Book addresses, among other things, an overview of the Company and its industry, its business outlook, and its financial and operational metrics and initiatives. The Investor Reference Book is available at http://investor.encompasshealth.com by clicking on an available link.
The Company will participate in the Barclays Global Healthcare Conference, which is being held as a virtual event, on March 9-11, 2021. In addition to small group meetings, Encompass Health will participate in a fireside chat at 11:30 a.m. ET on Tuesday, March 9, 2021. Representation from Encompass Health will include Mark Tarr, President and Chief Executive Officer; Doug Coltharp, Executive Vice President and Chief Financial Officer; Barb Jacobsmeyer, Executive Vice President and President of Inpatient Hospitals; and April Anthony, Executive Vice President and Chief Executive Officer of Home Health and Hospice. The presentation will be webcast live and will be available at http://investor.encompasshealth.com by clicking on an available link.
In connection with this conference, the Company is providing current volume observations for both of its segments. In the inpatient rehabilitation segment, average daily patient census has been above fourth quarter 2020 levels thus far in 2021. Census is slightly lower than the same period of last year, as January and February 2020 were very strong. Early indications for March are that patient census will be above pre-COVID 2020 levels. The increased length of stay the Company experienced in 2020 has continued and is impacting total discharges.
The winter storms in Texas did not result in any substantial damage to any of the Company’s hospitals. The Company did experience additional expenses, such as fuel, water tanks, and temporary lodging for staff, due to the storms. Volumes were not significantly impacted.
Following a strong January, volumes in the home health and hospice segment were temporarily disrupted by the winter storms primarily in Texas and Oklahoma. Based on January volume trends, as a result of the storms, the Company estimates home health admissions were approximately 700 lower than they would have otherwise been in February. The decline in home health admissions will have a lingering impact on second periods and recertifications in March and April. Based on January volume trends, the Company estimates hospice admissions were approximately 60 lower due to the winter storms. The Company began seeing encouraging signs of volume recovery in both homecare service lines to pre-storm levels during the last week of February.
The Company reiterates as of the date hereof its guidance previously reported in the Current Report on Form 8-K, dated January 26, 2021, and during the Company's earnings conference call held on January 27, 2021. Accordingly, the Company continues to expect the following full-year 2021 ranges:
•Net operating revenues of $5,000 million to $5,170 million;
•Adjusted EBITDA of $925 million to $955 million; and
•Adjusted earnings per share from continuing operations attributable to Encompass Health of $3.31 to $3.53.
The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on hospitals and home health and hospice locations open throughout both the full current and prior periods presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.
The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained herein.

Note Regarding Presentation of Non-GAAP Financial Measures
The financial data contained in the Investor Reference Book include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging and equity instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operating performance. These items cannot be reasonably predicted, will depend on several factors, including industry and market conditions, and could be material to the Company’s results computed in accordance with generally accepted accounting principles in the United States (“GAAP”).
However, the following reasonably estimable GAAP measures for 2021 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:
• Interest expense and amortization of debt discounts and fees - estimate of $164 million to $174 million
• Amortization of debt-related items - approximately $9 million
The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”). The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging and equity instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company’s ongoing operating performance. Accordingly, they can complicate comparisons of the Company’s results of operations across periods and comparisons of the Company’s results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under GAAP as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. The Company reconciles adjusted earnings per share to earnings per share in the Investor Reference Book attached as Exhibit 99.1.
The leverage ratio referenced therein is defined as the ratio of consolidated total debt to Adjusted EBITDA for the trailing four quarters. The Company believes its leverage ratio and Adjusted EBITDA are measures of its ability to service its debt and its ability to make capital expenditures. Additionally, the leverage ratio is a standard measurement used by investors to gauge the creditworthiness of an institution. The Company’s credit agreement also includes a maximum leverage ratio financial covenant which allows the Company to deduct up to $300 million of cash on hand from consolidated total debt. The Company reconciles Adjusted EBITDA to net income and to net cash provided by operating activities in the Investor Reference Book attached as Exhibit 99.1. Adjusted EBITDA for the Company’s reportable segments is reconciled to net income from continuing operations before income tax expense in the Investor Reference Book attached as Exhibit 99.1.
The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Liquidity and Capital Resources,” and Note 10, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10‑K for the year ended December 31, 2020 (the “2020 Form 10‑K”). These covenants are material terms of the credit agreement. Noncompliance with these financial covenants under the credit agreement—its interest coverage ratio and its leverage ratio—could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might be on terms less favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying common stock dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity.
In general terms, the credit agreement definition of Adjusted EBITDA, therein referred to as “Adjusted Consolidated EBITDA,” allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to consolidated net income (1) all unusual or nonrecurring items reducing consolidated net income (of which only up to $10 million in a year may be cash expenditures), (2) any losses from discontinued operations, (3) non-ordinary course fees, costs and expenses incurred with respect to any litigation or settlement, (4) share-based compensation expense, (5) costs and expenses associated with changes in the fair value of marketable securities, (6) costs and expenses associated with the issuance or prepayment debt and acquisitions, and (7) any restructuring charges not in excess of 20% of Adjusted Consolidated EBITDA. The Company also subtracts from consolidated net income all unusual or nonrecurring items to the extent they increase consolidated net income.
The calculation of Adjusted EBITDA under the credit agreement does not require us to deduct net income attributable to noncontrolling interests or gains on fair value adjustments of hedging and equity instruments, disposal of assets, and development activities. It also does not allow us to add back losses on fair value adjustments of hedging instruments or unusual or nonrecurring cash expenditures in excess of $10 million. These items and amounts, in addition to the items falling within the credit agreement’s “unusual or nonrecurring” classification, may occur in future periods, but can vary significantly from period to period and may not directly relate to, or be indicative of, the Company's ongoing liquidity or operating performance. Accordingly, the Adjusted EBITDA calculation presented here includes adjustments for them.
Adjusted EBITDA is not a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements accompanying the 2020 Form 10-K.
The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity to reduce debt, pursue development activities, and return capital to its common stockholders. The calculation of adjusted free cash flow and a reconciliation of net cash provided by operating activities to adjusted free cash flow are included in the Investor Reference Book attached as Exhibit 99.1. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. The Company’s definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the consolidated statements of cash flows included in the 2020 Form 10-K for the GAAP measures of cash flows from operating, investing, and financing activities.
Forward-Looking Statements
Certain statements in this Current Report on Form 8-K and the Investor Reference Book attached as Exhibit 99.1 constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including statements and assumptions regarding the nature of the COVID-19 pandemic, its impact on the Company’s results of operations, cash flow and liquidity, actions to be taken by the Company in response to the pandemic, strategy, financial guidance, and the demand for the Company’s services. These forward-looking statements are based on certain assumptions and expectations, and the Company’s ability to predict results or the actual effect of future actions, plans or strategies, or the spread and impact of COVID-19 is inherently uncertain. Actual results and performance could differ materially. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the possibility that the Company may not be able to realize higher values for its home health and hospice business through strategic transactions; the possibility that the Company may decide not to undertake a transaction following the review of strategic alternatives or that it is not able to consummate any proposed transactions resulting from the review due to, among other things, market, regulatory and other factors; the potential for disruption to the Company's business resulting from the review of strategic alternatives or the undertaking of any transactions following the review; the continued spread of COVID-19, including the speed, depth, geographic reach and duration of the spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; actions to be taken by the Company in response to the pandemic; the legal, regulatory and administrative developments that occur at the federal, state and local levels; the Company’s infectious disease prevention and control efforts; the demand for the Company’s services, including based on any downturns in the economy, consumer confidence, or the capital markets and unemployment among family members; the price of the Company's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse effects on the Company's stock price resulting from the integration of acquired operations; the Company’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by the pandemic, and the impact on the Company’s labor expenses from potential union activity and staffing shortages; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s or its vendors’ or partners’ information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; the Company's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; the Company’s ability to comply with extensive, complex, and ever-changing federal, state and local regulations and sub-regulatory guidance in both business in general, such as privacy and wage and hour regulations, and in the healthcare industry specifically; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company, including any matters related to yet undiscovered issues, if any, in acquired operations; the Company’s ability to attract and retain key management personnel; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the Patient-Driven Groupings Model for home health, and other payment system reforms) and the Company’s ability to adapt operations to those changes; competitive pressures in the healthcare industry and the Company's response thereto; the Company's ability to obtain and retain favorable arrangements with third-party payors; the Company’s ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in the Company's ability to recover improperly denied claims through the administrative appeals process on a timely basis; the Company's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; the Company’s ability to maintain proper local, state and federal licensing, including compliance with the Medicare conditions of participation and provider enrollment requirements, which is required to participate in the Medicare program; and changes in the Company’s payor mix or the acuity of its patients affecting reimbursement rates; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims, including claims associated with patient and employee exposures to COVID-19, and Encompass Health's ability to predict the estimated costs related to such claims; as well as other risks detailed from time to time in Encompass Health’s SEC filings and other public announcements, including its Form 10‑K for the year ended December 31, 2020.
When considering forward-looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this presentation. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.
ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Encompass Health Corporation Investor Reference Book

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/S/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer

Dated: March 9, 2021